Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of The Kroger Co. (the “Company”) hereby make, constitute and appoint Christine S. Wheatley and Stacey M. Heiser or either one of them (with full power to each of them to act alone) his or her true and lawful attorneys-in-fact to sign and execute for and on his or her behalf a Registration Statement and any and all amendments thereto with respect to the issuance and sale by the Company of up to $5,000,000,000 of securities to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in such form as they, or either of them, may approve and to do any and all other acts which said attorneys-in-fact, or either one of them, may deem necessary or desirable to enable the Company to comply with said Act and the rules and regulations thereunder in connection with such issuance and sale.

IN WITNESS WHEREOF, the undersigned directors have hereunto set their hands as of the 22nd day of May 2019.

/s/ Nora A. Aufreiter	/s/ Clyde R. Moore
Nora A. Aufreiter	Clyde R. Moore

/s/ Robert D. Beyer	/s/ James A. Runde
Robert D. Beyer	James A. Runde

/s/ Anne Gates	/s/ Ronald L. Sargent
Anne Gates	Ronald L. Sargent

/s/ Susan J. Kropf	/s/ Bobby S. Shackouls
Susan J. Kropf	Bobby S. Shackouls

/s/ W. Rodney McMullen	/s/ Mark S. Sutton
W. Rodney McMullen	Mark S. Sutton

/s/ Jorge P. Montoya	/s/ Ashok Vemuri
Jorge P. Montoya	Ashok Vemuri